EXHIBIT 5
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                         March 13, 1996



Kash n' Karry Food Stores, Inc.
6422 Harney Road
Tampa, Florida 33610

     Re:  Registration  Statement on Form S-8 of  Kash  n'  Karry
          Food Stores, Inc. (1995 Key Employee Stock Option Plan)

Ladies and Gentlemen:

     We have acted as special counsel to Kash n' Karry Food Stores, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") providing for the registration on behalf of the Company of 355,419 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), that may be issued pursuant to an exercise of options granted under the Company's 1995 Key Employee Stock Option Plan.

     In  rendering the opinion expressed below, we have  examined
(i) the Restated Certificate of Incorporation and ByLaws of the Company as currently in effect; (ii) the Registration Statement;
(iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other documents, records and papers as we have deemed necessary as a basis for the opinions expressed below. We are familiar with the corporate proceedings heretofore taken by the Company in connection with the authorization of the Common Stock.

     As to various questions of fact material to such opinion we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement.

     Based   on  the  foregoing,  and  having  regard  to   legal
considerations we deem relevant, we are of the opinion  that  the
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Kash n' Karry Food Stores, Inc.
March 13, 1996
Page 2


Common Stock will, when sold, be legally issued, fully paid and nonassessable.

     The foregoing opinion is limited to matters involving the General Corporation Law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, without admitting that we are experts, within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                              Very truly yours,

                              BARNETT, BOLT, KIRKWOOD &
                                   LONG, P.A.

                              /s/ Barnett, Bolt, Kirkwood & Long

RSB/LWH